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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 1996


COMMISSION            REGISTRANT, STATE OF INCORPORATION,      I.R.S. EMPLOYER
FILE NUMBER              ADDRESS AND TELEPHONE NUMBER         IDENTIFICATION NO.
-----------           -----------------------------------     ------------------

1-1443                CENTRAL AND SOUTH WEST CORPORATION          51-0007707
                      (A Delaware Corporation)
                      1616 Woodall Rodgers Freeway
                      Dallas, TX 75202-1234
                      (214) 777-1000

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ITEM 5. OTHER EVENTS.

        On February 21, 1996, Central and South West Corporation (CSW) entered into an underwriting agreement with (i) Morgan Stanley & Co. Incorporated, CS First Boston Corporation, Dean Witter Reynolds Inc., Goldman, Sachs & Co. and Smith Barney Inc. as U.S. representatives (the U.S. Representatives) of the U.S. underwriters for the sale of 11,850,000 shares of the Company's Common Stock, par value $3.50 per share (the Common Stock), and the option to purchase up to 2,025,000 additional shares of Common Stock to cover over-allotments, and (ii) Morgan Stanley & Co. International Limited, CS First Boston Limited, Dean Witter International Ltd., Goldman Sachs International and Smith Barney Inc. as international representatives (the International Representatives) of the international underwriters for the sale of 1,650,000 shares of Common Stock. CSW will use the proceeds from the offering to repay a portion of the indebtedness incurred by CSW in connection with the acquisition of SEEBOARD plc.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits.

             1. Underwriting Agreement dated February 21, 1996 between CSW and the U.S. and International Representatives of the Underwriters.




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SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herunto duly authorized.



                                        CENTRAL AND SOUTH WEST CORPORATION


Date: February 22, 1996

                                        By:      Wendy G. Hargus
                                             -----------------------------------
                                                 Wendy G. Hargus
                                                 Controller




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                                EXHIBIT INDEX
                                -------------

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------

   1 Underwriting Agreement dated February 21, 1996 between CSW and the U.S. and International Representatives of the Underwriters.